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                                                                    Exhibit 23.6

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

                                February 14, 2003

         We hereby consent to the use in this Registration Statement on Form S-4 of the form of our letter to the Board of Directors of Bridge View Bancorp included as Annex C to the Joint Proxy Statement-Prospectus forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Joint Proxy Statement-Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                     KEEFE, BRUYETTE & WOODS, INC.


                                     By:      /s/ Mitch Kleinman
                                              -----------------------------
                                     Name:    Mitch Kleinman
                                     Title:   Executive Vice President